Exhibit 99.1

5200 Great America Parkway Santa Clara, CA 95054 USA phone 1-408-567-7000 www.aviatnetworks.com
Aviat Networks Announces Fiscal Fourth Quarter 2010 Financial Results

Details Operational and Strategic Plans
Santa Clara, CA — August 25, 2010- Aviat Networks, Inc. (“Aviat,” Nasdaq: AVNW), a leading wireless expert in advanced IP network migration, today reported financial results for the fourth quarter and fiscal year 2010, which ended July 2, 2010.
Revenue for the fourth quarter of fiscal 2010 was $116.3 million, compared with $135.2 million in the year ago period. Net loss was $88.8 million, or $1.49 per share, compared with a net loss of $3.4 million, or $0.06 per share, in the year ago quarter. The results in the fourth quarter of fiscal 2010 include $71.1 million of impairment charges for intangible assets and property, plant and equipment.
Cash equivalents and short-term investments were $141.7 million, compared with $140.5 million in the prior quarter. The Company generated positive operating cash flow of $6.5 million in the quarter due to continued focus on cash management during the period.
Non-GAAP Financial Results
Non-GAAP net loss for the quarter was $7.5 million, or $0.13 per diluted share, compared with non-GAAP net income of $5.1 million, or $0.09 per diluted share, in the year ago quarter. Non-GAAP results exclude $83.5 million of pre-tax charges comprised primarily of a $75.3 million related to intangible assets and property, plant and equipment and software impairment charges, $5.1 million of restructuring and stock compensation expense and $3.2 million for amortization of purchased intangibles and partially offset by $2.2 million in gains from settlement of the Telsima acquisition purchase price and the sale of the San Antonio facility.

A reconciliation of GAAP to non-GAAP financial measures is provided on Table 4 along with the accompanying notes.
Fourth Quarter Revenue by Segment
Revenue in the North America segment was $38.1 million in the fourth quarter of fiscal 2010, compared with $59.4 million in the year ago period. International revenue was $78.2 million, compared with $75.8 million in the year ago period.
Fiscal 2010 Results
For fiscal year 2010, the Company reported revenue of $478.9 million, compared with revenue of $679.9 million in the prior year. Net loss for fiscal year 2010 was $130.2 million, or a loss per share of $2.19, compared with a net loss of $355.0 million, or a loss per share of $6.05 for fiscal year 2009. On a non-GAAP basis, net loss was $14.2 million or $0.24 per diluted share compared with net income of $28.3 million or $0.48 per diluted share in the prior year period. Fiscal year 2010 non-GAAP results exclude $119.8 million of pre-tax charges comprised primarily of $75.9 million related to intangible assets and property, plant and equipment and software, impairment charges, $10.3 million of restructuring and stock compensation expense, $16.9 million in charges for product transition, $13.8 million for amortization of purchased intangibles, $2.7 million for Harris transitional and rebranding costs and partially offset by $2.2 million in gains from settlement of the Telsima acquisition purchase price and the sale of the San Antonio facility.
“While the overall economic environment had an adverse impact on our business in fiscal 2010, we have recently begun to implement significant and meaningful strategic and operational changes that will allow Aviat Networks to stabilize revenues and form a foundation — based on our core competencies — upon which we can resume profitable growth,” said Chuck Kissner, Chairman and CEO of Aviat Networks. “In addition to implementing our restructuring plan, as we had announced, we have finalized several aspects of our strategic plan. Where the restructuring plan reduces costs, streamlines our business and restores future profitability, our strategic plan refocuses our programs, optimizes our product portfolio and prioritizes key markets where we have a competitive advantage to drive long-term sustainable revenue growth.”
“During the quarter, as planned, we implemented a change to our revenue recognition standards, ASU 2009-13 and ASU 2009-14,” said Tom Cronan, CFO of Aviat Networks. “In addition, we incurred several charges totaling $83.5 million, including $75.9 million related to intangible assets and property, plant and equipment and software impairment charges.. With these changes and charges behind us, we can focus on executing our strategic and operational plan for fiscal 2011. With our new operating model, strong balance sheet and consistent cash flow generation, we believe we are well-positioned to resume profitable growth once our restructuring actions are complete.”
Strategic Plan
The Company has identified several elements of its going-forward strategic plan which will be complete in September. It will:
•	Accelerate innovation in wireless transmission, including microwave backhaul, in order to extend its performance leadership over competitive solutions

•	Realign its WiMAX business to become more complementary with and integral to its wireless transmission offerings

•	Expand its solutions orientation, increasing focus on its services business, specifically network operations management and network design and installation
Operational Objectives for 2011
The Company has established four key objectives for fiscal 2011. They are to:
•	improve operational efficiency,

•	improve its ability to serve its customers as a strategic vendor,

•	focus on innovation in the Company’s areas of core competency,

•	and achieve profitability post-restructuring.
Outlook
Based on current backlog, business trends and taking into account operational changes and the uncertain macro-economic environment, we believe revenue will be in the range of $100 million to $120 million in the first fiscal quarter of 2011.
Conference Call
Aviat Networks will host a conference call today at 4:30 p.m. Eastern Time to discuss the Company’s financial results. Those wishing to join the call should dial 480-629-9725 (access code: 4350879) at approximately 4:20 p.m. A replay of the call will be available starting approximately one hour after the call’s completion until September 1, 2010. To access the replay, dial 303-590-3030 (Conference ID: 4350879). A live and archived webcast of the conference call will also be available via the company’s Web site at http://investors.aviatnetworks.com/events.cfm
Non-GAAP Measures and Comparative Financial Information
Aviat Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management of Aviat Networks monitors revenues, cost of product sales and services, research and development expenses, selling and administrative expenses, operating income or loss, tax expense or benefit, net income or loss, and net income or loss per share on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs, expenses and gains as shown on the attached GAAP reconciliation table. As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period.
Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Aviat Networks’ business and to better understand our performance.
Aviat Networks’ management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Aviat Networks presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company’s financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.
About Aviat Networks, Inc.
Aviat Networks, Inc. (NASDAQ: AVNW), previously known as Harris Stratex Networks, Inc. is a leading wireless expert in advanced IP network migration, building the foundation for the 4G/LTE broadband future. We offer best-of-breed wireless transmission solutions including LTE-ready microwave backhaul and a complete portfolio of essential service options that enable wireless public and private telecommunications operators to deliver advanced data, voice and video and mobility services around the world. Aviat Networks is agile and adaptive to anticipate what’s coming to help our customers make the right choices, and our products and services are designed for flexible evolution, no matter what the future brings. With global reach and local presence on the ground we work by the side of our customers, allowing them to quickly and cost effectively seize new market and service opportunities, while managing migration toward an all- IP future. For more information, please visit www.aviatnetworks.com or join the dialogue at www.twitter.com/aviatnetworks.

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Aviat Networks and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including “anticipated”, “believe”, “plan”, “estimate”, “expect”, “goal”, “will”, “see”, “continues”, “delivering”, “view”, and “intend”, or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Aviat Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:
•	continued weakness in the global economy affecting customer spending;

•	continued price erosion as a result of increased competition in the microwave transmission industry;

•	the volume, timing and customer, product and geographic mix of our product orders may have an impact on our operating results;

•	the ability to maintain projected product rollouts, product functionality, anticipated cost reductions or market acceptance of planned products;

•	the ability to retain key personnel;

•	the ability to achieve business plans for Aviat Networks;

•	the ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation which makes it difficult to estimate growth;

•	future costs or expenses related to litigation;

•	the ability of our subcontractors to perform or our key suppliers to manufacture or deliver material;

•	customers may not pay for products or services in a timely manner, or at all;

•	the failure of Aviat Networks to protect its intellectual property rights and its ability to defend itself against intellectual property infringement claims by others;

•	currency and interest rate risks;

•	the impact of political, economic and geographic risks on international sales.
For more information regarding the risks and uncertainties for our business, see “Risk Factors” in our form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on September 4, 2009 as well as other reports filed by Aviat Networks, Inc., previously known as Harris Stratex Networks, Inc., with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
###
Contacts:
Investors: Candace Lattyak, Aviat Networks, 408-567-7121, candace.lattyak@aviatnet.com
Media: Cynthia Johnson, Aviat Networks, 408-550-3321, cynthia.johnson@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2010 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended		Fiscal Year Ended
	July 2, 2010	July 3, 2009	July 2, 2010	July 3, 2009
	(In millions, except per share amounts)
Revenue from product sales and services	$116.3	$135.2	$478.9	$679.9
Cost of product sales and services	(79.2)	(85.4)	(320.4)	(468.2)
Charges for product transition	—	—	(16.9)	(29.8)
Amortization of purchased technology	(1.9)	(2.1)	(8.2)	(7.5)

Gross margin	35.2	47.7	133.4	174.4
Research and development expenses	(10.1)	(10.8)	(41.1)	(40.4)
Selling and administrative expenses	(39.8)	(34.3)	(141.0)	(138.3)
Amortization of intangible assets	(1.3)	(1.4)	(5.6)	(5.6)
Acquired in-process research and development	—	—	—	(2.4)
Intangible assets, goodwill and other impairment charges	(71.9)	(10.9)	(71.9)	(314.8)
Restructuring charges	(3.8)	(3.3)	(7.1)	(8.2)

Operating loss	(91.7)	(13.0)	(133.3)	(335.3)
Other income	1.2	—	1.2	—
Interest income	0.2	—	0.3	0.9
Interest expense	(0.7)	(0.6)	(2.2)	(2.8)

Loss before income taxes	(91.0)	(13.6)	(134.0)	(337.2)
Income tax benefit (expense)	2.2	10.2	3.8	(17.8)

Net loss	$(88.8)	$(3.4)	$(130.2)	$(355.0)

Net loss per share of Common Stock (Note 1):
Basic and diluted	$(1.49)	$(0.06)	$(2.19)	$(6.05)
Basic and diluted weighted average shares outstanding	59.7	59.0	59.4	58.7

(1)	In fiscal year 2009, we had Class A and Class B shares of common stock outstanding. The net loss per common share amounts were the same for Class A and Class B during fiscal year 2009 because the holders of each class were legally entitled to equal per share distributions whether through dividends or in liquidation. There were no shares of Class B common stock outstanding during fiscal year 2010. Effective November 19, 2009, under a change to our certificate of incorporation approved by shareholders, all shares of our Class A common stock were reclassified on a one-to-one basis to shares of Common Stock without a class designation; we no longer have Class A or Class B common stock authorized, issued or outstanding.

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2010 Fourth Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	July 2, 2010	July 3, 2009(1)
	(In millions)
Assets
Cash and cash equivalents	$141.7	$136.8
Short-term investments	—	0.3
Receivables	104.8	142.9
Inventories and unbilled costs	103.7	126.4
Other current assets	22.3	29.7
Property, plant and equipment	37.6	57.4
Goodwill	6.2	3.2
Identifiable intangible assets	7.5	84.1
Non-current deferred taxes	13.1	8.0
Other assets	10.1	11.4

	$447.0	$600.2

Liabilities and Stockholders’ Equity
Short-term debt	$5.0	$10.0
Accounts payable	58.6	69.6
Accrued expenses and other current liabilities	97.1	114.8
Restructuring and other long-term liabilities	8.6	4.3
Redeemable preference shares	8.3	8.3
Non-current deferred taxes and reserve for uncertain tax positions	6.2	5.3
Stockholders’ equity	263.2	387.9

	$447.0	$600.2

(1)	Derived from audited financial statements.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2010 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year Ended
	July 2,	July 3,
	2010	2009
	(In millions)
Operating Activities
Net loss	$(130.2)	$(355.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of identifiable intangible assets	13.8	13.8
Depreciation and amortization of property, plant and equipment and capitalized software	21.9	24.3
Non-cash share-based compensation expense	3.2	2.8
Goodwill impairment charges	—	279.0
Intangible assets impairment charges	63.2	32.6
Property, plant and equipment impairment charges	7.9	—
Charges for product transition and related impairments, including software	13.5	29.3
Acquired in-process research and development	—	2.4
Decrease in fair value of warrants	—	(0.6)
Deferred income tax expense	4.2	16.0
Non-cash other income	(1.2)	—
Changes in operating assets and liabilities:
Receivables	38.5	61.1
Unbilled costs and inventories	14.6	(9.6)
Accounts payable and accrued expenses	(20.1)	(18.7)
Advance payments and unearned income	(0.1)	7.2
Other assets and liabilities, net	(0.9)	(13.3)

Net cash provided by operating activities	28.3	71.3
Investing Activities
Cash paid related to acquisition of Telsima	(4.2)	(4.3)
Proceeds from sale of property, plant and equipment	5.4	—
Purchases of short-term investments and available for sale securities	—	(1.2)
Sales of short-term investments and available for sale securities	0.3	4.0
Additions of property, plant and equipment	(17.9)	(15.8)
Additions to capitalized software	(2.9)	(5.8)

Net cash used in investing activities	(19.3)	(23.1)
Financing Activities
Proceeds from exercise of stock options	0.1	—
(Decrease) increase in short-term debt	(5.0)	10.0
Payments on long-term debt	—	(9.8)
Payments on capital lease obligations	(0.4)	(1.3)

Net cash used in financing activities	(5.3)	(1.1)
Effect of exchange rate changes on cash and cash equivalents	1.2	(5.3)

Net increase in cash and cash equivalents	4.9	41.8
Cash and cash equivalents, beginning of year	136.8	95.0

Cash and cash equivalents, end of quarter	$141.7	$136.8

Table 3 (Continued)
AVIAT NETWORKS, INC.
Fiscal Year 2010 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Quarter Ended
	July 2,	July 3,
	2010	2009
	(In millions)
Operating Activities
Net loss	$(88.8)	$(3.4)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of identifiable intangible assets	3.2	3.8
Depreciation and amortization of property, plant and equipment and capitalized software	6.1	6.7
Non-cash share-based compensation expense	1.4	1.0
Intangible assets impairment charges	63.2	10.6
Property, plant and equipment impairment charges	7.9	—
Decrease in fair value of warrants	—	(0.1)
Deferred income tax benefit	3.3	(3.9)
Non-cash other income	(1.2)	—
Changes in operating assets and liabilities:
Receivables	10.4	0.4
Unbilled costs and inventories	(3.7)	5.7
Accounts payable and accrued expenses	(3.0)	11.3
Advance payments and unearned income	(1.1)	2.4
Other assets and liabilities, net	8.8	(8.5)

Net cash provided by operating activities	6.5	26.0
Investing Activities
Cash paid related to acquisition of Telsima	—	(0.3)
Proceeds from sale of property, plant and equipment	5.4	—
Sales of short-term investments and available for sale securities	—	0.3
Additions of property, plant and equipment	(4.2)	(4.6)
Additions to capitalized software	(0.8)	(2.7)

Net cash provided by (used in) investing activities	0.4	(7.3)
Financing Activities
Decrease in short-term debt	(5.0)	—
Payments on capital lease obligations	—	(0.5)

Net cash used in financing activities	(5.0)	(0.5)
Effect of exchange rate changes on cash and cash equivalents	(0.7)	3.0

Net increase in cash and cash equivalents	1.2	21.2
Cash and cash equivalents, beginning of quarter	140.5	115.6

Cash and cash equivalents, end of quarter	$141.7	$136.8

AVIAT NETWORKS, INC. (FORMERLY HARRIS STRATEX NETWORKS, INC.)
Quarter and Fiscal Year Ended July 2, 2010 Summaries
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
     To supplement our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of revenue, cost of product sales and services, gross margin, research and development expenses, selling and administrative expenses, operating income (loss), income (loss) before income taxes, income taxes, net income (loss), and net income (loss) per basic and diluted share adjusted to exclude certain costs, charges, gains and losses, including such amounts related to our merger with Stratex Networks. Aviat Networks, Inc. (“we” or “our”) believes that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2010 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
	July 2, 2010				July 3, 2009
	As	Non-GAAP		% of	As	Non-GAAP		% of
	Reported	Adjustments	Non-GAAP	Sales	Reported	Adjustments	Non-GAAP	Sales
		(In millions, except per share amounts)
Revenue from product sales and services	$116.3	$—	$116.3		$135.2	$—	$135.2
Cost of product sales and services (A)	(79.2)	(0.9)	(80.1)		(85.4)	0.3	(85.1)
Amortization of purchased technology (B)	(1.9)	1.9	—		(2.1)	2.1	—

Gross margin	35.2	1.0	36.2	31.1%	47.7	2.4	50.1	37.1%
Research and development expenses (C)	(10.1)	0.2	(9.9)	8.5%	(10.8)	0.2	(10.6)	7.8%
Selling and administrative expenses (D)	(39.8)	6.5	(33.3)	28.6%	(34.3)	0.7	(33.6)	24.9%
Amortization of intangible assets (E)	(1.3)	1.3	—		(1.4)	1.4	—
Intangible assets, goodwill and other impairment charges (F)	(71.9)	71.9	—		(10.9)	10.9	—
Restructuring charges (G)	(3.8)	3.8	—		(3.3)	3.3	—

Operating (loss) income	(91.7)	84.7	(7.0)	(6.0)%	(13.0)	18.9	5.9	4.4%
Other income (H)	1.2	(1.2)	—		—	—	—
Interest income	0.2	—	0.2		—	—	—
Interest expense	(0.7)	—	(0.7)		(0.6)	—	(0.6)

(Loss) income before income taxes	(91.0)	83.5	(7.5)	Tax rate	(13.6)	18.9	5.3	Tax rate
Income tax benefit (expense) (I)	2.2	(2.2)	—	0%	10.2	(10.4)	(0.2)	4%

Net (loss) income	$(88.8)	$81.3	$(7.5)		$(3.4)	$8.5	$5.1

Net (loss) income per common share:
Basic and diluted	$(1.49)		$(0.13)		$(0.06)		$0.09

Basic and diluted weighted average shares outstanding	59.7		59.7		59.0		59.0

Notes to Table 4:
Note A — Cost of sales and services — Includes adjustment to cost of product sales and services for the fourth quarter of fiscal 2010 to remove a $1.0 million gain on sale of land and building in San Antonio and to remove share-based compensation expense ($0.1 million).
For the fourth quarter of fiscal 2009, includes adjustment to cost of product sales and services to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets ($0.1 million) and adjustment to remove share-based compensation expense ($0.2 million).
Note B — Amortization of purchased technology — Adjustment for the fourth quarters of fiscal 2010 and 2009 to remove amortization of purchased intangibles.
Note C — Research and development expenses — Adjustment for the fourth quarter of fiscal 2010 to remove non-cash share-based compensation expense of $0.2 million.
For the fourth quarter of fiscal 2009, adjustment is to remove non-cash share-based compensation expense of $0.2 million.
Note D — Selling and administrative expenses — Includes adjustment for the fourth quarter of fiscal 2010 to remove non-cash share-based compensation expense ($1.0 million) and various charges for lease and other asset impairments ($3.4 million). Also includes adjustments to remove expenses related to rebranding in connection with the change in Company name required by the license agreement termination notice from Harris Corporation ($0.3 million). Also includes $1.8 million to remove severance costs accrued for the former CEO.
For the fourth quarter of fiscal 2009, includes adjustment to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets ($0.1 million) and non-cash share-based compensation expense ($0.6 million).
Note E — Amortization of intangible assets — Adjustment for the fourth quarter of fiscal 2010 and 2009 to remove amortization of purchased intangibles.
Note F — Intangible assets, goodwill and other impairment charges — Adjustments for the fourth quarter of fiscal 2009 to remove impairment charges.
Note G — Restructuring charges — Adjustment to remove charges for restructuring incurred during the fourth quarters of fiscal 2010 and 2009.
Note H — Other income — Adjustment to remove a $1.2 million gain on the settlement of purchase price for the Telsima acquisition.
Note I — Provision for income taxes — Adjustment to reflect a zero percent pro forma tax rate for the fourth quarter of fiscal 2010 and a pro forma 4 percent tax rate for the fourth quarter of fiscal 2009. We estimate zero tax expense for the fourth quarter of fiscal 2010 due to recording net losses in fourth quarter of fiscal 2010.

Table 5
AVIAT NETWORKS, INC.
Fiscal Year 2010 Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statements of Operations
(Unaudited)

	Fiscal Year Ended
	July 2, 2010				July 3, 2009
		Non-GAAP		% of		Non-GAAP		% of
	As Reported	Adjustments	Non-GAAP	Sales	As Reported	Adjustments	Non-GAAP	Sales
	(In millions, except per share amounts)
Revenue from product sales and services	$478.9	$—	$478.9		$679.9	$—	$679.9
Cost of product sales and services (A)	(320.4)	(0.5)	(320.9)		(468.2)	1.0	(467.2)
Charges for product transition (B)	(16.9)	16.9	—		(29.8)	29.8	—
Amortization of purchased technology (C)	(8.2)	8.2	—		(7.5)	7.5	—

Gross margin	133.4	24.6	158.0	33.0%	174.4	38.3	212.7	31.3%
Research and development expenses (D)	(41.1)	0.6	(40.5)	8.5%	(40.4)	0.7	(39.7)	5.8%
Selling and administrative expenses (E)	(141.0)	11.2	(129.8)	27.1%	(138.3)	3.0	(135.3)	19.9%
Amortization of intangible assets (F)	(5.6)	5.6	—		(5.6)	5.6	—
Acquired in-process research and development (G)	—	—	—		(2.4)	2.4	—
Intangible assets, goodwill and other impairment charges (H)	(71.9)	71.9	—		(314.8)	314.8	—
Restructuring charges (I)	(7.1)	7.1	—		(8.2)	8.2	—

Operating (loss) income	(133.3)	121.0	(12.3)	(2.6)%	(335.3)	373.0	37.7	5.5%
Other income (J)	1.2	(1.2)	—		—	—	—
Interest income	0.3	—	0.3		0.9	—	0.9
Interest expense	(2.2)	—	(2.2)		(2.8)	—	(2.8)

(Loss) income before income Taxes	(134.0)	119.8	(14.2)	Tax rate	(337.2)	373.0	35.8	Tax rate
Income tax benefit (expense) (K)	3.8	(3.8)	—	0%	(17.8)	10.3	(7.5)	21%

Net (loss) income	$(130.2)	$116.0	$(14.2)		$(355.0)	$383.3	$28.3

Net (loss) income per common share:
Basic and diluted	$(2.19)		$(0.24)		$(6.05)		$0.48

Basic and diluted weighted average shares outstanding	59.4		59.4		58.7		58.7

Notes to Table 5:
Note A — Cost of sales and services — Includes adjustment to cost of product sales and services for fiscal 2010 to remove a $1.0 million gain on sale of land and building in San Antonio, to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets ($0.3 million) and to remove non-cash share-based compensation expense ($0.2 million).
For fiscal 2009, includes adjustment to cost of product sales and services to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets ($0.6 million) and adjustment to remove non-cash share-based compensation expense ($0.4 million).
Note B — Charges for product transition — Adjustments for fiscal 2010 to converge our products onto a single platform. These charges included $7.9 million related to provisions for legacy product excess and obsolete inventory, and $5.5 million for impairment of a building and idle equipment. Additionally, $3.5 million in charges were recorded for inventory purchase commitments.
Adjustments for fiscal 2009 to remove charges for an accelerated transition towards a common IP-based platform. These charges included $26.4 million related to provisions for legacy product excess and obsolete inventory, and write-downs of property, plant, manufacturing and test equipment. Additionally, $3.4 million in charges were recorded for inventory purchase commitments.
Note C — Amortization of purchased technology — Adjustment for fiscal 2010 and 2009 to remove amortization of purchased intangibles.
Note D — Research and development expenses — Adjustment for fiscal 2010 to remove non-cash share-based compensation expense of $0.6 million.
For fiscal 2009, adjustment is to remove non-cash share-based compensation expense of $0.7 million.
Note E — Selling and administrative expenses — Includes adjustment for fiscal 2010 to remove non-cash share-based compensation expense ($2.4 million), to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets ($0.3 million) and to remove various charges for lease and other asset impairments ($3.4 million). Also includes adjustments to remove expenses related to rebranding in connection with the change in Company name required by the license agreement termination notice from Harris Corporation ($1.6 million) and expenses related to implementing new internal information systems required to provide services previously provided under the Transitional Services Agreement with Harris ($1.1 million). Also includes $2.4 million to remove severance costs accrued for the former CEO and to move certain executive positions to the new California corporate headquarters office.
For fiscal 2009, includes adjustment to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets ($1.1 million) and non-cash share-based compensation expense ($1.9 million).
Note F — Amortization of intangible assets — Adjustment for fiscal 2010 and 2009 to remove amortization of purchased intangibles.
Note G — Acquired in-process research and development — Adjustment to remove charges incurred during fiscal 2009 from the Telsima acquisition, which occurred on February 27, 2009.
Note H — Intangible assets, goodwill and other impairment charges — Adjustments for fiscal 2009 to remove impairment charges.
Note I — Restructuring charges — Adjustment to remove charges for restructuring incurred during fiscal 2010 and 2009.
Note J — Other income — Adjustment to remove a $1.2 million gain on the settlement of purchase price for the Telsima acquisition.
Note K — Provision for income taxes — Adjustment to reflect a zero percent pro forma tax rate for fiscal 2010 and a pro forma 21 percent tax rate for fiscal 2009. The adjustment in fiscal 2009 primarily consisted of removing the effect of a $25.1 million increase in the valuation allowance on certain deferred tax assets.

Table 6
AVIAT NETWORKS, INC.
Fiscal Year 2010 Fourth Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Quarter Ended
	July 2, 2010	July 3, 2009
	(In millions)
North America	$38.1	$59.4
International:
Africa	38.0	32.7
Europe, Middle East, and Russia	17.0	20.1
Latin America and AsiaPac	23.2	23.0

Total International	78.2	75.8

	$116.3	$135.2

Table 7
AVIAT NETWORKS, INC.
Fiscal Year 2010 Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Fiscal Year Ended
	July 2, 2010	July 3, 2009
	(In millions)
North America	$175.1	$232.0
International:
Africa	124.2	213.8
Europe, Middle East, and Russia	88.4	139.7
Latin America and AsiaPac	91.2	94.4

Total International	303.8	447.9

	$478.9	$679.9